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                                                                  EXHIBIT 10y-16

                       AMENDMENT TO THE BELLSOUTH PERSONAL
                         RETIREMENT ACCOUNT PENSION PLAN

      THIS AMENDMENT to the BellSouth Personal Retirement Account Pension Plan (the "Plan") is made effective as of the dates specified herein.

                              W I T N E S S E T H:

      WHEREAS, BellSouth Corporation (the "Company") sponsors the Plan, which was amended and restated effective January 1, 1998, and subsequently amended from time to time; and

      WHEREAS, pursuant to Section 15.01 of the Plan, the BellSouth Board of Directors' Nominating and Compensation Committee (the "Committee") is authorized to amend the Plan: and

      WHEREAS, the Committee approved a provision at its February 23, 2004 meeting to amend the Plan to provide an additional credit for the 2001 Plan Year equal to 1% of each Plan participant's 2004 compensation; and

      WHEREAS, the Committee authorized appropriate officers of the Company to do such further acts and to execute such documents as may be necessary or advisable to effectuate the purposes of such action; and

      WHEREAS, pursuant to Section 15.01 of the Plan, the Employees' Benefit Committee (the "EBC") is authorized to adopt nonmaterial amendments to the Plan; and

      WHEREAS, the EBC approved an amendment to the Plan at its December 15, 2004 meeting to eliminate the IRC Section 415 excess pension benefit; and

      WHEREAS, L.M. Berry and Company ("Berry") previously adopted the Plan subject to certain modifications described in Schedule 2 of the Plan; and

      WHEREAS, the EBC approved an amendment to the Plan at its December 15, 2004 meeting to amend the Plan to provide the interest crediting rate of 5.12% for the L.M. Berry and Company participants for the 2004 Plan Year; and

      NOW, THEREFORE, pursuant to the authority delegated by the Committee and the EBC, the undersigned officer approves the following amendments to the Plan:

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                                       1.

            Effective January 1, 2004, amend Section 3 of the Plan by adding the following sentence at the end of Subparagraph 3.05(a):

            "The Board has approved an additional credit for the 2004 Plan Year equal to the Participant's Compensation multiplied by one percent, and this additional credit shall be credited to each Participant's account as of the last day of such Plan Year."

                                       2.

            Effective as of January 1, 2004, Schedule 2 of the Plan regarding L.M. Berry and Company is hereby amended by adding to the end of Paragraph 4(f) the following:

            "As of the last day of Plan Year 2004, each Participant's account shall be credited with interest at the rate of 5.12%, under the terms of the Plan."

                                       3.

            Effective as of January 1, 2005, Section 6.05 of the Plan is hereby amended by deleting the second sentence and replacing it with the following:

            "The portion of any pension or survivor annuity, with respect to any Participant, that is (1) in excess of the applicable "maximum permissible amount", and (2) accrued as of December 31, 2004, shall be paid by the Participating Company which last employed such Participant. The benefit shall be paid directly to the Participant or beneficiary entitled thereto and shall be charged to its operating expense accounts when and as paid. No benefits accrued on or after January 1, 2005 in excess of the applicable "maximum permissible amount" shall be paid."

                                       4.

            Effective as of January 1, 2004, Section 8.03(b) of the Plan (as previously amended on December 18, 2001) is hereby amended by deleting the last sentence thereof and replacing it with the following:

            "If a terminated or retired Participant dies before his Pension Commencement Date and does not have a surviving spouse (or, he and his surviving spouse have not
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            been married throughout the one-year period ending on the date of his death), then the amount determined in this lump sum section shall be paid to his estate."

                                       5.

            Any other provisions of the Plan not amended herein shall remain in full force and effect.

            IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized officer of the Company.

                                 By:      /s/ Richard D. Sibbernsen
                                          -------------------------------------
                                          Richard D. Sibbernsen
                                          Vice President - Human Resources

                                 Date:    December 22, 2004